Exhibit 99.1

News Release

Pioneer Natural Resources Completes Acquisition of Parsley Energy Following Stockholder Approvals

Dallas, Texas, January 12, 2021 - Pioneer Natural Resources Company (NYSE:PXD) (“Pioneer”) today announced that Pioneer has completed its previously announced acquisition of Parsley Energy, Inc. (NYSE:PE) (“Parsley”) following the approval by Pioneer and Parsley stockholders of all proposals necessary for completing the all-stock transaction.

At the special meeting of Pioneer stockholders held today, more than 99% of the shares of Pioneer common stock voting at the special meeting were cast in favor of the issuance of Pioneer common stock in connection with the transaction. At the special meeting of Parsley stockholders held today, more than 99% of the shares of Parsley common stock voting at the special meeting (and approximately 89% of the total outstanding shares) were cast in favor of the transaction.

As previously announced, Parsley stockholders will receive 0.1252 shares of Pioneer common stock for each share of Parsley common stock owned. After the close of trading today, Parsley Class A common stock will no longer be listed for trading on the New York Stock Exchange.

In addition, in connection with the closing of the transaction, Matthew Gallagher and A.R. Alameddine have joined the Pioneer board of directors. Mr. Gallagher and Mr. Alameddine each served on Parsley’s board of directors until the closing of the transaction.

Scott D. Sheffield, CEO, stated, “We are excited to close our transaction with Parsley and begin delivering on the significant synergies provided by this combination. The transaction is expected to further strengthen our investment framework by improving our free cash flow profile and enhancing return of capital to shareholders. We appreciate the strong support from shareholders and are confident in the tangible and durable value created through this transaction, forming the premier Permian independent energy company.”

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit Pioneer’s website at www.pxd.com.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the combined company are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the risk that Pioneer’s and Parsley’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the effect of future regulatory or legislative actions on Pioneer or the industries in which it operates, including the risk of new restrictions with respect to development activities; the risk that the credit ratings of the combined company or its subsidiaries may be different from what Pioneer expects; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; volatility of commodity prices; product supply and demand; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity; competition; the ability to obtain environmental and other permits and the timing thereof; other government regulation or action; the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms; the costs and results of drilling and operations; availability of equipment, services, resources and personnel required to perform Pioneer’s drilling and operating activities; access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer’s ability to implement its business plans or complete its development activities as scheduled; access to and cost of capital; the financial strength of counterparties to Pioneer’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s oil, natural gas liquids and gas production; quality of technical data; environmental and weather risks, including the possible impacts of climate change; cybersecurity risks; and acts of war or terrorism. These and other risks are described in Pioneer’s and Parsley’s Annual Reports on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other filings with the Securities and Exchange Commission. In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse impact on the combined company. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer undertakes no duty to publicly update these statements except as required by law.

Pioneer Natural Resources Company Contacts:

Investors

Neal Shah - 972-969-3900

Tom Fitter - 972-969-1821

Michael McNamara - 972-969-3592

Greg Wright – 972-969-1770

Media and Public Affairs

Tadd Owens - 972-969-5760